F&M TRUST IS COMMITTED TO IMPROVING THE LIVES OF EVERYONE IN THE COMMUNITIES WE SERVER Franklin Financial Services Corporation F&M TRUST More than 250 F&M Trust employees planted 500 trees and shrubs as part of Keystone 10 Million Trees Partnership. Commi tment to Community

Commitment to Being Here for You Since its founding in 1906, F&M Trust has been actively engaged in the communities it serves. The bank takes seriously its role as a valued partner with individuals, businesses, schools, and service organizations. F&M Trust is focused on creating positive social impact. Among the organizations we support are those that provide educational opportunities through scholarship programs; focus on the economic development of South Central Pennsylvania and Washington County, Maryland; revitalize and stabilize underserved or distressed communities; and acquire, preserve, and protect local land and natural resources. F&M Trust is committed to improving the lives of residents in the communities we serve. Bank employees annually contribute more than 1,500 volunteer service hours to local organizations, and dozens of employees hold positions of leadership in community groups and serve on the boards of directors for local nonprofit agencies. Additionally, the bank donates an average of at least $500,000 across our regional footprint, including more than S 100.000 for student scholarships through Pennsylvania's BTC program. Through these efforts, F&M Trust continues to be a respected community steward. Many of the organizations we support are included on the next several pages. F&M Trustt is committed to remaining independent and growing the bank to meet the increasing financial needs of out employees, customers communities and shareholders Our employees are critical to achieving this vision. fostering and maintaining a strong, healthy culture is a key strategic locus Out mitten and shared cote values of integrity, excellence, accountability, team wort and concern for our customers and communities reflect who we are collectively and guide our employees in their interactions with all whom they encounter We consider the future when making decisions and collaborate to achieve the goals and results set forth In the hank's strategic plan. Mission Statement Delivering the right financial solutions from people you know and trust Timothy G. Henry President & CEO Vision We are committed to remaining independent by growing our bank to meet the increasing needs of our employees, customers, communities, and shareholders. We strive to be a financial services leader in the markets we serve. Core values The employees, officers, and directors are committed to the core values of integrity, teamwork, excellence, accountability, and concern from our custgomers and the communiites we serve. 2

Commitment to The Cultural Arts The communities we serve include a vibrant and varied collection of cultural arts. From theater and dance to music and visual arts, F&M Trust contributes resources to help strengthen and preserve these valuable assets. Over the years, we have been honored to be able to contribute time, talent, and donations to: Arts Alliance of Greater Waynesboro Capitol Theatre Central Pennsylvania Youth Ballet Chambersburg Council for the Arts Cumberland Valley School of Music H. Ric Luhrs Performing Arts Center The Chambersburg Ballet Waynesboro Community Concert Association Waynesboro Theatre SPOTLIGHT ON FRANKLIN COUNTY Totem Pole Playhouse Community theater brings joy to what can sometimes to be a heavy world. As a financial supporter of Totem Pole Playouse, F&M Trust knows the entertainment provided there for decades has brought countless smiles to faces in the audience. The bank has long been a supporter of the summer theater series at Caledonia State Park and serves as the sponsor of each season’s family oriented production, which recently included “The Sound of Music” and “Annie.” F&M TRUST COMMITMENT TO COMMUNITY 3

Commitment to Education & Growth Becoming positive influences on our communities starts early in life. F&M Trust is a strong believer in supporting educational opportunities during every life stage - helping community members become as personally and professionally successful as possible. The bank is pleased to support: Cumberland Valley Christian School Dickinson College Franklin County Career & Technology Center Franklin County Literacy Council Greencastle-Antrim Education Foundation Hagerstown Community College Foundation Montessori Academy of Chambersburg Penn State University Saint Andrew Catholic School Saint Catherine Labouré School Shalom Christian Academy Wilson College Career & Technology Center Students at the Huntingdon County Career & Technology Center are learning the necessary skills to prepare for a variety of careers, including automotive mechanics, cosmetology, health occupations, and welding. As a result of a donation from F&M Trust, 18 HCCTC students were able to purchase equipment and supplies required for their secondary programs and pay certification exam fees. The contribution was made as part of the Educational Improvement Tax Credit program through which the bank annually provides more than $100,000 in scholarships to students across South Central Pennsylvania. F&M TRUST COMMITMENT TO COMMUNITY 4

Commitment to Economic Development

F&M Trust embraces the hard work that regional economic organizations do to provide stability and foster an environment that allows businesses and communities to thrive. As a proactive partner in progress, the bank is proud to contribute to:

- **Associated Builders and Contractors of Cumberland Valley**
- **Carlisle Chamber of Commerce**
- **Cumberland Area Economic Development Corporation**
- **Cumberland Valley Business Alliance**
- **Downtown Chambersburg, Inc.**
- **Franklin County Area Development Corporation**
- **Fulton County Chamber of Commerce & Tourism**
- **Greater Chambersburg Chamber of Commerce**
- **Greater Waynesboro Chamber of Commerce**
- **Greencastle-Antrim Chamber of Commerce**
- **Hagerstown/Washington County Chamber of Commerce**
- **Harrisburg Regional Chamber & Capital Region Economic Development Corporation**
- **Home Builders Association of Metro Harrisburg**
- **Lemoyne Business Association**
- **Shippensburg Area Chamber of Commerce**
- **Tuscarora Area Chamber of Commerce**
- **West Shore Chamber of Commerce**

SPOTLIGHT ON LANCASTER COUNTY

Community Reclamation Project


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*F&M Trust provided half of the financing for a **$15 million dollar project in Lancaster** to redevelop a distressed property and spur economic development and job creation. The **52-unit apartment building** at the site of a former community store is designed to provide housing for people making less than 80% of the area's median income. The development design includes a 6,700-square-foot grocery/convenience store with a focus on fresh and healthy items, and a rooftop garden for the use of residents.*

F&M TRUST COMMITMENT TO COMMUNITY 5

Commitment to Health & Human Services

As an independent community bank, F&M Trust has always understood that our purpose is not really about 'money'. We help people improve their lives. It takes a village, and we're doing our part to help these important initiatives:

- American Cancer Society
- Central PA Food Bank
- Fulton County Family Partnership
- Habitat for Humanity
- Leukemia & Lymphoma Society – Central PA Chapter
- Menno Haven Retirement Communities
- Franklin County Legal Services
- Occupational Services, Inc.
- Project Share
- Safe Harbour
- SpiriTrust Lutheran Foundation
- The Salvation Army Harrisburg/Capital City Region
- United Way of Carlisle & Cumberland County
- United Way of Franklin County
- United Way of Washington County
- Vision Resources of Central Pennsylvania
- Women in Need

SPOTLIGHT ON ALL COMMUNITIES

Fighting Our No. 1 Killer

Heart disease claims the life of someone in the United States every 33 seconds. F&M Trust has joined the fight against the country's No. 1 killer, supporting the American Heart Association in a variety of ways. The bank has sponsored the ***Capital Region Heart Ball****, where Leaders of Impact are recognized for their fundraising efforts.*



Heart Walk
I saved lives today!

The bank also installed automated external defibrillators (AEDs) *in each of its 22 community offices for use in case a customer or employee should experience cardiac arrest, and provided hands-free CPR training for employees.*



AED PLUS

AND WE DON'T STOP THERE

Christmas Coats for Kids



Habitat for Humanity



BUILD

Women in Need



F&M TRUST COMMITMENT TO COMMUNITY 6

Commitment to Youth & Family Programs The investments we make in youth and family programs will yield immeasurable benefits. By being proactive through volunteering and financial support, we can encourage a new generation of community members to thrive and improve their quality of life. We are pleased to dependably support: Big Brothers Big Sisters of the Capital Region Bosler Memorial Library Boys and Girls Club of Chambersburg and Shippensburg Carlisle Family YMCA Chambersburg Memorial YMCA Conococheague Institute Coyle Free Library Franklin County Fair Fredricksen Library Fulton County Fair Greater Waynesboro YMCA Huntingdon County Fair Jerome R. King Playground Association Over the Rainbow Children's Advocacy Center Renfrew Institute Teen Reach Adventure Camps SPOTLIGHT ON ALL COMMUNITIES Community Libraries Libraries are more than just books and banks of computers; they are places where we gather to explore, interact, and imagine. Since 2016, F&M Trust has been a financial supporter of Bosler Memorial Library in Carlisle and the programs and services it provides to Cumberland County residents. The bank has sponsored SummerQuest, a reading series that was attended by 850 children, teens, and adult; Music at Bosler, a free monthly concert series; and Wi-Fi hotspots that could be checked out by residents without internet access. Women in Need F&M TRUST COMMITMENT TO COMMUNITY 7

Commitment to Public Safety & Services From our veterans who have given so much to the world in the past, to local first responders who are ready at a moment's notice today, F&M Trust is ready to be there for them. We are pleased to dedicate our time, talent, and financial support to those who are here to preserve and protect our communities: Carroll Township Police Department Central-PA Marine Associates Franklin County Veterans Affairs Greencastle Rescue Hose Company No. 1 LTQ Veteran Strong, Inc. Marion Volunteer Fire Company McConnellsburg Volunteer Fire Company Mont Alto Ambulance Company Mont Alto Volunteer Fire Company Needmore Volunteer Fire Company Orbisonia and Rockhill Volunteer Fire Company Shade Gap Area Volunteer Fire Company South Mountain Volunteer Fire Company VFW Post 1599 Waynesboro Ambulance Squad Waynesboro Fire Department SPOTLIGHT ON OUR HEROES Army Heritage Center Foundation Preserving the memories of U.S. soldiers and their families, honoring their service, and education the public on their contributions to our nation’s history is a noble mission. As a member of the Business Leadership Council of The Army Heritage Center Foundation, F&M Trust supports the organization’s efforts to carry out that mission. Since 1999, the foundation in Carlisle has supported programs for teachers and students, both nationally and across Pennsylvania, and has grown veteran-focused programs that support fellowship and recognition. F&M TRUST COMMITMENT TO COMMUNITY 8

Banktoberfest Annual Commitment to Improving Our Communities In 2016, F&M Trust launched a bank-wide initiative that contributes to the health, safety, and well-being of the communities the bank serves and those who live there. Today, Banktoberfest has become a popular, effective event that our management, staff, and community members look forward to each year. On October 4,2023, more than 250 employees of F&M Trust spent the afternoon on a Shippensburg farm planting trees and shrubs as part of a conservation effort led by the Chesapeake Bay Foundation. The employees planted more than 500 trees and shrubs on three acres of farmland, creating a riparian buffer that will increase water quality and reduce pollution in the Chesapeake Bay watershed, which encompasses six states and 64,000 square miles, and is home to more than 18 million people and 3,000 species of plants and animals. 'The true test of a community bank rs to find a means to make distinct and permanent improvements to the areas it serves. Our employees certainly met that challenge and more with this project that will last a lifetime,'’ said G. Warren Elliott, Chairman of the Board for Franklin Financial Services Corporation, the bank's holding company. The project was part of the ^ystone Î0 Million Trees Partnership, which is more than halfway to its goal of planting 10 million trees across Pennsylvania by 2025. Working CONTINUED > Chesapeake Bay Foundation “For us, BAnktoberfest is a significant positive for all our employees, their personal attachments to our communities, and the communities themselves.” Tim Henry President and CeO F&M Trust F&M TRUST COMMITMENT TO COMMUNITY 9

Banktoberfest > CONTINUED FROM PREVIOUS PAGE with the Chesapeake Bay Foundation, the partnership strives to create clean water, reduce erosion, and stabilize the environment by planting trees within 300 feet of streams and waterways in Pennsylvania's portion of the Chesapeake Bay watershed. The trees filter nutrients, sequester carbon, provide habitats, and make oxygen. *What we often don't think about is the positive effects that trees have on a community, economy, and the physical and mental health of our residents,1* said Joe Hallman a manager with the Keystone 10 Million Trees Partnership. 'By planting trees today, we can leave our communities a better place for our children and grandchildren* The planting marked F&M Trust's annual observance of Banktoberfest. Previous events have benefited food pantries in Harnsburg, Shippensburg, and Hagerstown, Maryland, and a youth foster care agency in Chambersburg. 'As a company that derives both its purpose and its profits from the communities we serve, it is important that we are always looking to give back in ways that strengthen our communities. Many times, we contribute through financial donations and *As a company that derives both its purpose and its profits from the communities we serve, it is important that we are always looking to give back in ways that strengthen our communities. Many times, we contribute through financial donations and investments, but other times we give back through the donation of our time and talents,“ said Tim Henry, President and CEO of F&M Trust For us, Banktoberfest is a significant positive for all our employees, their personal attachments to our communities, and the communities themselves.” F&M TRUST COMMITMENT TO COMMUNITY 10

WANT TO LEARN MORE ABOUT EVERYTHING WE DO? Call 1-88-264-6116, visit fmtrust.bank, or follow us on social media F&M TRUST COMMITMENT TO COMMUNITY 11